Exhibit 99.28

SOLICITING DEALER FORM

CITIGROUP INC.

With Respect to the

OFFERS TO EXCHANGE

Common Stock for any and all of the issued and outstanding Public Preferred Depositary Shares

and

OFFER TO EXCHANGE

Common Stock for a number of issued and outstanding Trust Preferred Securities with an aggregate liquidation amount equal to $20.5 billion, less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange

Pursuant to the Prospectus (as defined below)

Each Exchange Offer will expire at 5:00 p.m., New York City time, on July 24, 2009 (unless Citigroup Inc. (the “Company”) extends such Exchange Offer).

June 18, 2009

The Exchange Agent for the Exchange Offers is:

BNY MELLON SHAREOWNER SERVICES LLC

By Mail: The Bank of New York Mellon Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310	By Facsimile Transmission: (For Eligible Institutions Only) (201) 680-4626 To Confirm Facsimile Transmissions: (201) 680-4860 (For Confirmation Only)	By Hand or Overnight Courier: The Bank of New York Mellon Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

THIS FORM MUST BE DELIVERED TO AN ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the preliminary prospectus included in the Company’s Registration Statement (Registration No. 333-158100) on Form S-4 filed with the SEC on June 18, 2009, as amended to the expiration date (the “Prospectus”).

In order to be eligible to receive the Soliciting Dealer Fee (as defined below), a properly completed soliciting dealer form must be received by the Exchange Agent prior to the expiration date of the applicable Exchange Offer. The Company shall, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

SOLICITING DEALER FORM

As described in the Prospectus, with respect to any tender of a series of Subject Securities, the Company will pay the relevant soliciting dealer a fee of .50% of the liquidation preference or liquidation amount accepted for exchange; provided that such fee will only be paid with respect to tenders by a beneficial owner of a series of Subject Securities having an aggregate liquidation preference or liquidation amount of $250,000 (or £250,000 with respect to the 6.829% E-TRUPS®) or less (the “Soliciting Dealer Fee”). The Company reserves the right to audit any soliciting dealer to confirm bona fide submission of this form. The Company shall, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

PAYMENT DETAILS

Name of Firm:

Attention:

Address:

Phone Number:

Taxpayer Identification:

Signature:

(Medallion Stamp Required)

By signing this form you hereby confirm that your request for the Soliciting Dealer Fee is bona fide and has been made on behalf of accounts for separate individual beneficial owners tendering Subject Securities in an aggregate liquidation amount or liquidation preference of $250,000 or less. Failure to properly complete and execute this form will render the form defective and the Company will not honor your request. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent.

The delivery of this form by a soliciting dealer will constitute a representation by it that (1) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus and has not received any other fees or compensation in connection with the Exchange Offers; (3) in soliciting a tender, it has used no solicitation materials other than those furnished by the Company; (4) each holder of Subject Securities that it has solicited has received a copy of the Prospectus and each amendment thereto and the relevant proxy statements relating to the Proposals, or concurrently with such solicitation it provided the holder with a copy of the Prospectus and each amendment thereto and such proxy statements relating to the Proposals; (5) it is either (i) a broker or dealer in securities which is a member of any national securities exchange in the United States or of FINRA or (ii) a bank or trust company located in the United States; (6) it is not an affiliate of the Company or any officer, director or 5% or greater shareholder of the Company; and (7) no Soliciting Dealer Fee has been requested or paid with respect to Subject Securities tendered for its own account.

SOLICITING DEALERS SHOULD TAKE CARE TO ENSURE THAT PROPER RECORDS ARE KEPT TO DOCUMENT THEIR ENTITLEMENT TO ANY SOLICITING DEALER FEE. THE COMPANY AND THE EXCHANGE AGENT RESERVE THE RIGHT TO REQUIRE ADDITIONAL INFORMATION AT THEIR DISCRETION, AS DEEMED WARRANTED.

If the space provided in the table below is inadequate, the required information should be listed on a separate schedule and attached to this form

Subject Security Tendered	CUSIP / ISIN No.	Participant Number	VOI Number	Quantity Tendered

All of the Subject Securities other than the 8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E, 8.300% E-TRUPS®, 6.829% E-TRUPS® and 7.625% TRUPS® are held at DTC as a number of securities rather than a liquidation preference or liquidation amount. Therefore, in order to assist a soliciting dealer in determining whether a beneficial owner tenders Subject Securities having an aggregate liquidation preference or liquidation amount of $250,000 (or £250,000 with respect to the 6.829% E-TRUPS®) or less, the following tables show the quantity of Subject Securities that equates to a liquidation preference or liquidation amount of $250,000 (or £250,000 with respect to the 6.829% E-TRUPS®).

CUSIP No.	Title of Securities Represented by Public Preferred Depositary Shares	Quantity Tendered
172967556	8.500% Non-Cumulative Preferred Stock, Series F	10,000	*
172967ER8	8.400% Fixed Rate/Floating Rate Non-Cumulative Preferred Stock, Series E	$250,000
172967572	8.125% Non-Cumulative Preferred Stock, Series AA	10,000	*
172967598	6.500% Non-Cumulative Convertible Preferred Stock, Series T	5,000	*

*	Number of Public Preferred Depositary Shares

CUSIP/ISIN No.	Title of Securities	Issuer	Quantity Tendered
173094AA1	8.300% E-TRUPS®	Citigroup Capital XXI	$250,000
173085200	7.875% E-TRUPS®	Citigroup Capital XX	10,000	*
17311U200	7.250% E-TRUPS®	Citigroup Capital XIX	10,000	*
17309E200	6.875% E-TRUPS®	Citigroup Capital XIV	10,000	*
17310G202	6.500% E-TRUPS®	Citigroup Capital XV	10,000	*
17310L201	6.450% E-TRUPS®	Citigroup Capital XVI	10,000	*
17311H209	6.350% E-TRUPS®	Citigroup Capital XVII	10,000	*
XS0306711473	6.829% E-TRUPS®	Citigroup Capital XVIII	£250,000
17305HAA6	7.625% TRUPS®	Citigroup Capital III	$250,000
17306N203	7.125% TRUPS®	Citigroup Capital VII	10,000	*
17306R204	6.950% TRUPS®	Citigroup Capital VIII	10,000	*
173064205	6.100% TRUPS®	Citigroup Capital X	10,000	*
173066200	6.000% TRUPS®	Citigroup Capital IX	10,000	*
17307Q205	6.000% TRUPS®	Citigroup Capital XI	10,000	*

*	Number of Trust Preferred Securities

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